Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V47557-P09561 SWEETGREEN, INC. 3102 36TH STREET LOS ANGELES, CA 90018 SWEETGREEN, INC. 2024 Annual Meeting Vote by June 12, 2024 11:59 PM ET Location: The Annual Meeting will be held in virtual format only, live via the Internet. Please visit www.virtualshareholdermeeting.com/SG2024 to attend and be sure to have the control number (indicated below) available. You invested in SWEETGREEN, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 13, 2024 at 9:00 AM Pacific Daylight Time. Get informed before you vote View the Notice and Proxy Statement and Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 30, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Requests, instructions and other inquiries sent to this email address will NOT be forwarded to your investment advisor. There is NO charge for requesting a copy of the voting material(s). Our Board has fixed the close of business on April 15, 2024 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. A complete list of record stockholders will be available for examination by any stockholder for any purpose germane to the Annual Meeting beginning ten days prior to the meeting. If you would like to view the list, please email ir@sweetgreen.com. Vote Virtually at the Meeting* June 13, 2024 9:00 AM Pacific Daylight Time Vote Virtually at the Meeting: To vote during the Meeting go to www.virtualshareholdermeeting.com/SG2024. Have the control number that is printed in the box available and follow the instructions. Vote Before the Meeting by Internet: To vote now by Internet, go to www.ProxyVote.com. Have the control number that is printed in the box available and follow the instructions. Vote Before the Meeting By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V47558-P09561 THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. 1. Election of Directors For Nominees: 01) Neil Blumenthal 02) Julie Bornstein 03) Cliff Burrows 04) Nicolas Jammet 05) Valerie Jarrett 06) Youngme Moon 07) Jonathan Neman 08) Nathaniel Ru 09) Bradley Singer 2. Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2024. For 3. To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the accompanying proxy statement. For NOTE: In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve).